Exhibit 3.2

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

of

NUCANA PLC

(Adopted by a special resolution passed on 30 March 2014 and as amended by special resolution passed on 28 August 2017)

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

NEW

ARTICLES OF ASSOCIATION

of

NUCANA PLC

(Adopted by a special resolution passed on 31 March 2014 and as amended by special resolution passed on 28 August 2017)

1.	Introduction

1.1	The model articles for private companies limited by shares contained or incorporated in Schedule 1 to the Companies (Model Articles) Regulations 2008 (SI 2008/3229) as amended prior to the date of adoption of these articles (the “Model Articles”) shall apply to the Company, save insofar as they are varied or excluded by, or are inconsistent with, the following Articles.

1.2	Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended) (“Table A”) shall not apply to the Company.

1.3	In these Articles and the Model Articles any reference to any statutory provision shall be deemed to include a reference to each and every statutory amendment, modification, re-enactment and extension thereof for the time being in force.

1.4	In these Articles:

(a)	article headings are used for convenience only and shall not affect the construction or interpretation of these Articles;

(b)	words denoting the singular include the plural and vice versa and reference to one gender includes the other gender and neuter and vice versa; and

(c)	Articles 8(2), 9(4), 10(3), 11(2), 13, 14, 17(2), 17(3), 19, 21, 26(5), 27, 28, 29, 30(5) to (7) (inclusive), 44(4), 51, 52 and 53 of the Model Articles shall not apply to the Company.

1.5	If any Article (or part thereof) is or becomes inconsistent with any laws or regulations of any country to which the affairs of the Company are subject, such laws or regulations shall prevail and the relevant Article (or part thereof) shall be construed accordingly.

2.	Definitions

In these Articles the following words and expressions shall have the following meanings:

“Act” means the Companies Act 2006 (as amended from time to time);

“Acting in Concert” has the meaning given to it in The City Code on Takeovers and Mergers published by the Panel on Takeovers and Mergers (as amended from time to time);

“Alida” means Alida Capital International Limited a company limited by guarantee incorporated in Scotland (registered number SC361482) and having its registered office at 10 Lochside Place, Edinburgh, Midlothian EH12 9RG;

“Alida Group” means Alida and each of Hugh Griffith, Christopher Wood, Codale Limited, Frank V. Sica, Castle View International Holdings Limited, Moira Adamson, Benjamin White, Maria McGuigan, Ian Abercrombie, Stuart Smith and Gavin Vinson and “member of the Alida Group” shall be construed accordingly;

“Anti-Dilution Shares” shall have the meaning given in Article 7.1;

“Associate” in relation to any person means:

(a)	any person who is an associate of that person and the question of whether a person is an associate of another is to be determined in accordance with section 435 of the Insolvency Act 1986 and (whether or not an associate as so determined);

(b)	any Member of the same Group;

(c)	any Member of the same Fund Group;

“Auditors” means the auditors of the Company from time to time;

“Available Profits” means profits available for distribution within the meaning of part 23 of the Act;

“Bad Leaver” means a person who ceases to be an Employee, (and who is not a Leaver or a Good Leaver) where such cessation of employment, directorship or consultancy occurs in circumstances where the Employee has their contract of service or employment terminated by reason of any fraud or gross misconduct;

“Board” means the board of Directors and any committee of the board constituted for the purpose of taking any action or decision contemplated by these Articles;

“Bonus Issue” or “Reorganisation” means any return of capital, bonus issue of shares of the Company by way of capitalisation of reserves (other than a capitalisation issue or other securities in substitution for or as an alternative to a cash dividend which is made available to the Series A Shareholders and the Series B Shareholders) or any consolidation or sub-division or any repurchase or redemption of shares in each case other than shares issued as a result of the events set out in Article 9.6;

“Business Day” means a day on which English clearing banks are ordinarily open for the transaction of normal banking business in the City of London (other than a Saturday or Sunday);

“Civil Partner” means in relation to a Shareholder, a civil partner (as defined in the Civil Partnership Act 2004) of the Shareholder;

“Commencement Date” means the date the relevant Employee commences his employment with the Company;

“Company” means NuCana plc (Company Number 03308778);

“Company’s Lien” has the meaning given in Article 32.1;

“Controlling Interest” means an interest in shares giving to the holder or holders control of the Company within the meaning of section 1124 of the CTA 2010;

“Conversion Date” has the meaning given in Article 6.1;

“CTA 2010” means the Corporation Tax Act 2010;

“Date of Adoption” means 30 March 2014;

“Director(s)” means a director or directors of the Company from time to time;

“Effective Termination Date” means the date on which the Employee’s employment or consultancy terminates;

“electronic address” has the same meaning as in section 333 of the Act;

“electronic form” and “electronic means” have the same meaning as in section 1168 of the Act;

“Eligible Director” means a Director who would be entitled to vote on a matter had it been proposed as a resolution at a meeting of the Directors;

“Employee” means an individual who is employed by or who provides consultancy services to, the Company or any member of the Group;

“Employee Share Option Plan(s)” means the employee share option plan(s) of the Company in place at the Date of Adoption and any further plans provided the terms of such further plans have been approved by an Investor Majority;

“Employee Shares” in relation to an Employee means, save as set out below, all Ordinary Shares in the Company issued after 22 November 2011 and held by:

(a)	the Employee in question; and

(b)	by any Permitted Transferee of that Employee other than those Ordinary Shares held by those persons that the Board acting with Investor Director Consent declares itself satisfied were not acquired directly or indirectly from the Employee or by reason of his relationship with the Employee which definition shall for the avoidance of doubt not include Shares falling within any of the following classes, (i) Shares held prior to 22 November 2011 by any Employee (which shall include the Founder Ordinary 1 Shares and Founder Ordinary 2 Shares); and/or (ii) any shares acquired after 22 November 2011 which are derived from Shares held prior to 22 November 2011 pursuant to any Bonus Issue or Reorganisation; and/or (iii) any Shares acquired after 22 November 2011 for Fair Value or more; and/or (iv) any Shares acquired pursuant to options exercised under rights held under the Existing Option Plan where such rights were granted prior to 22 November 2011 (notwithstanding whether such option rights are exercised or exercisable at 22 November 2011 or the Effective Termination Date) (any such Shares as described in this subparagraph (iv) being “Existing Option Shares”);

“Encumbrance” means any mortgage, charge, security, interest, lien, pledge, assignment by way of security, equity, claim, right of pre-emption, option, covenant, restriction, reservation, lease, trust, order, decree, judgment, title defect (including without limitation any retention of title claim), conflicting claim of ownership or any other encumbrance of any nature whatsoever (whether or not perfected other than liens arising by operation of law);

“Equity Shares” means the Shares;

“Exercising Investor” means any Investor who exercises its rights to acquire Anti-Dilution Shares in accordance with Article 7.1;

“Existing Option Plan” means the option plan of the Company in place at the Date of Adoption providing for options over 12,136,364 Ordinary Shares;

“Existing Option Shares” means those Shares falling within subparagraph (iv) only of the classes of Shares which are excluded from the definition of “Employee Shares” and which, in relation to an Employee, would have been “Employee Shares” pursuant to the terms of that definition had they not been so excluded from that definition as set out in these Articles;

“Expert Valuer” is as determined in accordance with Article 13.2;

“Family Trusts” means as regards any particular individual member or deceased or former individual member, trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the shares in question is for the time being vested in any person other than the individual and/or Privileged Relations of that individual; and so that for this purpose a person shall be considered to be beneficially interested in a share if such share or the income thereof is liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons;

“Fair Value” is as determined in accordance with Article 13.3;

“Financial Institution” any Financial Services Authority registered financial investor (or a financial investor registered with the equivalent body or authority in the country of the relevant financial investor’s principal place of business);

“Financial Year” and “Financial Period” means an accounting reference period (as defined by the Act) of the Company;

“Founder Ordinary 1 Shares” means the founder ordinary 1 shares of £0.01 each (or such other nominal value as may, from time to time, result from a consolidation or subdivision of such founder ordinary 1 shares) in the capital of the Company;

“Founder Ordinary 2 Shares” means the founder ordinary 2 shares of £0.01 (or such other nominal value as may, from time to time, result from a consolidation or subdivision of such founder ordinary 2 shares) each in the capital of the Company;

“Founder Ordinary 1 Shareholders” means the holders of the Founder Ordinary 1 Shares;

“Founder Ordinary 2 Shareholders” means the holders of the Founder Ordinary 2 Shares;

“Fund Manager” means a person whose principal business is to make, manage or advise upon investments in securities;

“Good Leaver” means a person who ceases to be an Employee (and who is not a Leaver or a Bad Leaver) where such cessation of employment, directorship or consultancy occurs in circumstances where the Employee has their contract of service or employment terminated by reason of any of: –

(a)	death;

(b)	permanent incapacity;

(c)	without cause or otherwise in breach by the Company of the terms of their contract of service or employment or;

(d)	the Board, acting with Investor Director Consent, determines that such person should be a Good Leaver.

“Group” means the Company and its Subsidiary Undertaking(s) (if any) from time to time and “Group Company” shall be construed accordingly;

“hard copy form” has the same meaning as in section 1168 of the Act;

“Holding Company” means a newly formed holding company, pursuant to which the membership, pro rata shareholdings and classes of shares comprised in such holding company matches that of the Company immediately prior to the transfer of the issued share capital of the Company to such holding company;

“Institutional Investor” means a fund, partnership, body corporate, trust or other person or entity whose principal business is to make investments or a person whose business is to make, manage or advise upon investments for any of the foregoing;

“Investment Agreement” means the investment agreement dated on or around the Date of Adoption between, amongst others, the Company and the Investors;

“Investors” means the subscribers of Series A Shares and Series B Shares prior to, on or around the Date of Adoption;

“Investor Director Consent” means the prior written consent of the majority of the Investor Directors and if any of Sofinnova Ventures, Sofinnova Partners or Morningside has not appointed an Investor Director, then the prior written consent of the Investor Directors who are appointed and if none of Sofinnova Ventures, Sofinnova Partners or Morningside has appointed an Investor Director, the consent of the Investor Majority in all cases such consent not to be unreasonably withheld;

“Investor Directors” means the directors of the Company nominated by Sofinnova Partners in terms of Article 24.1, by Sofinnova Ventures in terms of Article 24.2 and by Morningside in terms of Article 24.3 and “Investor Director” shall mean any one of them (as the context permits);

“Investor Fund Manager” means a Fund Manager which advises or manages an Investor;

“Investor Majority” means the consent of the holders of not less than (i) 60% of the Series A Shares; and (ii) 60% of the Series B Shares;

“Investor Majority Consent” means the prior written consent of the Investor Majority;

“IPO” means the first public offering of all or any of the Shares or securities representing those shares (including without limitation depositary interests, American depositary receipts, American depositary shares and/or other instruments) on Nasdaq, the New York Stock Exchange, the AIM Market operated by the London Stock Exchange Plc or any other recognised investment exchange (as defined in section 285 of the Financial Services and Markets Act 2000);

“ITEPA” means Income Tax (Earnings and Pensions) Act 2003;

“Leaver” means a person who ceases to be an Employee at any time and who is not a Bad Leaver or a Good Leaver;

“Lien Enforcement Notice” has the meaning given in Article 32.3;

“a Member of the same Fund Group” means if the Shareholder is a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager (an “Investment Fund”) or a nominee of that person:

(a)	any participant or partner (including without limitation a limited partner) in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund (but only in connection with the dissolution of investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business);

(b)	any Investment Fund managed or advised by that Fund Manager;

(c)	any Parent Undertaking or Subsidiary Undertaking of that Fund Manager, or any Subsidiary Undertaking of any Parent Undertaking of that Fund Manager; or

(d)	any trustee, nominee or custodian of such Investment Fund and vice versa;

“a Member of the same Group” means as regards any company, a company which is from time to time a Parent Undertaking or a Subsidiary Undertaking of that company or a Subsidiary Undertaking of any such Parent Undertaking;

“Morningside” means Morningside Venture Investments Limited a company having its place of business at c/o THC Management Services S.A.M., 2nd Floor, Le Prince de Galles, 3 – 5 Avenue des Citronniers MC 98000, Monaco;

“Nasdaq” means the Nasdaq National Stock Market of the Nasdaq OMX Group Inc.;

“New Securities” means any shares or other securities convertible into, or carrying the right to subscribe for, shares issued by the Company after the Date of Adoption forming part of its equity share capital (as that term is defined in section 548 of the Act) other than (i) shares issued as a result of the events or pursuant to rights set out in Article 9.6; and/or (ii) for the purposes of Article 7 only any shares issued by way of a capitalisation issue or Bonus Issue or Reorganisation; which, in each case, shall not be New Securities;

“Offer” has the meaning set out in 16.2;

“Offer Period” has the meaning set out in Article 16.3;

“Ordinary Shareholders” means the holders from time to time of the Ordinary Shares provided that a member may hold Ordinary Shares, Series A Shares and Series B Shares and be defined as both an Investor and an Ordinary Shareholder;

“Ordinary Shares” means the ordinary shares of £0.01 each (or such other nominal value as may, from time to time, result from a consolidation or subdivision of such ordinary shares) in the capital of the Company and such expression shall be deemed in these Articles (save in the case of Article 3.2 and 6) to include the Founder Ordinary 1 Shares and the Founder Ordinary 2 Shares;

“Permitted Transfer” means a transfer of Shares in accordance with Article 11;

“Permitted Transferee” means:

(a)	in relation to a Shareholder who is an individual, any of his Privileged Relations or Trustees;

(b)	in relation to a Shareholder which is an undertaking (as defined in section 1161(1) of the Act) means any Member of the same Group;

(c)	in relation to a Shareholder which is an Investment Fund means any Member of the same Fund Group;

(d)	in relation to an Investor:

(i)	to any Member of the same Group;

(ii)	to any Member of the same Fund Group;

(iii)	to any other Investor;

(iv)	to any Financial Institution or institutional Investor;

(v)	or to any nominee of an Investor;

(e)	in relation to any member of the Scottish Enterprise Group any other member of the Scottish Enterprise Group;

(f)	in relation to any member of the Alida Group to any other member of the Alida Group provided that any member of the Alida Group who is an Employee may not while they remain an Employee reduce their holding of Shares below the holding they hold at the Date of Adoption under this provision; and

(g)	any trust settled by the Company for the purpose of Employee Share Option Plan(s), provided that both the trust and the transfer have been approved in writing by the Board of the Company and have received Investor Majority Consent, and any option holder holding options under the Employee Share Option Plan(s) over Shares held by such a trust.

“Priority Rights” means the rights of Shareholders to purchase Shares contained in a Transfer Notice in the priority stipulated in Article 12.6 or Article 15.2 (as the case may be);

“Privileged Relation” in relation to a Shareholder who is an individual member or deceased or former member means a spouse, Civil Partner, child or grandchild (including step or adopted or illegitimate child and their issue);

“Proposed Purchaser” means a proposed purchaser who at the relevant time has made an offer on arm’s length terms and who is not a Permitted Transferee of a Shareholder;

“Proposed Sale Date” has the meaning given in Article 16.3;

“Proposed Sale Notice” has the meaning given in Article 16.3;

“Proposed Sale Shares” has the meaning given in Article 16.3;

“Proposed Seller” means any person proposing to transfer any shares in the capital of the Company;

“Proposed Transfer” has the meaning given in Article 16.1;

“Qualifying Person” has the meaning given in section 318(3) of the Act;

“Relevant Interest” has the meaning set out in Article 27.5;

“Relevant Period” means 36 months from the Commencement Date;

“Sale Shares” has the meaning set out in Article 12.2(a) of these Articles;

“Scottish Enterprise” means Scottish Enterprise, established under the Enterprise and New Towns (Scotland) Act 1990 and having its principal place of business at Atrium Court, 50 Waterloo Street, Glasgow, G2 6HQ;

“Scottish Enterprise Group” means Scottish Enterprise, any subsidiary for the time being of Scottish Enterprise and any company, corporation or other body of persons which shall have acquired the whole or substantially the whole of the undertaking of Scottish Enterprise or any subsidiary of such company, corporation or body and any other body to which the statutory functions of Scottish Enterprise have been transferred or delegated or a Scottish Enterprise Successor and the expression “member of the Scottish Enterprise Group” shall be construed accordingly; and

“Scottish Enterprise Successor” means any party succeeding in whole or in part to the interest of Scottish Enterprise;

“Seller” has the meaning set out in Article 12.2 of these Articles;

“Series A Shares” means the series A Convertible Participating Shares of £0.01 each (or such other nominal value as may, from time to time, result from a consolidation or subdivision of such series A Convertible Participating Shares) in the capital of the Company;

“Series B Shares” means the series B Convertible Participating Shares of £0.001 each or such other nominal value as may, from time to time, result from a consolidation or subdivision of such series B Convertible Participating Shares) in the capital of the Company;

“Series A Shareholders” means the holders of the Series A Shares;

“Series B Shareholders” means the holders of the Series B Shares;

“Shareholder” means any holder of any Shares;

“Shares” means the Ordinary Shares, the Series A Shares and the Series B Shares from time to time;

“Sofinnova Partners” means Sofinnova Capital VI FCPR, a French venture capital fund represented by its management company, Sofinnova Partners SAS, organised and existing under the laws of France, with registered office at Le Centorial, 16 – 18 rue du 4 Septembre – 75002 Paris;

“Sofinnova Ventures” means Sofinnova Venture Partners VIII, L.P. a limited partnership whose general partner is Sofinnova Management VIII, L.L.C.;

“Starting Price” means £1 (if applicable, adjusted as referred to in Article 7.3) in respect of each Series B Share;

“Subsidiary”, “Subsidiary Undertaking” and “Parent Undertaking” have the respective meanings set out in sections 1159 and 1162 of the Act;

“Transfer Notice” shall have the meaning given in Article 12.2;

“Transfer Price” shall have the meaning given in Article 12.2(c); and

“Trustees” in relation to a Shareholder means the trustee or the trustees of a Family Trust;

3.	Share capital

3.1	In these Articles, unless the context requires otherwise, references to shares of a particular class shall include shares allotted and/or issued after the Date of Adoption and ranking pari passu in all respects (or in all respects except only as to the date from which those shares rank for dividend) with the shares of the relevant class then in issue.

3.2	Except as otherwise provided in these Articles, the Series A Shares, the Series B Shares, the Founder Ordinary 1 Shares, the Founder Ordinary 2 Shares and the Ordinary Shares (the term Ordinary Shares shall for the purposes of this Article 3.2 exclude the Founder Ordinary 1 Shares and the Founder Ordinary 2 Shares) shall rank pari passu in all respects but shall constitute separate classes of shares.

3.3	Whenever as a result of a consolidation or subdivision of Shares any Shareholders would become entitled to fractions of a Share, the Directors may:

(a)	on behalf of those Shareholders, sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those Shareholders (save where any Shareholder’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure determined by the Directors, in which case that Shareholder’s portion may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland), and the Directors may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale; and/or

(b)	subject to the provisions of the Act, issue to each such Shareholder, credited as fully paid up by way of capitalisation, the minimum number of Shares required to round up his holding to a whole number (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such Shares shall be appropriated, at the discretion of the Directors, from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of the profit and loss account (or income statement) and capitalised by applying the same in paying up such Shares.

3.4	When the Company sub-divides or consolidates all or any of its Shares, the Company may, subject to the Act and to these Articles, by ordinary resolution determine that, as between the Shares resulting from the sub-division or consolidation, any of them may have any preference or advantage or be subject to any restriction as compared with the others.

3.5	The words “and the directors may determine the terms, conditions and manner of redemption of any such shares” shall be deleted from article 22(2) of the Model Articles.

3.6	Paragraph (c) of article 24(2) of the Model Articles shall be amended by the replacement of the words “that the shares are fully paid; and” with the words “the amount paid up on them; and”.

3.7	In article 25(2) of the Model Articles, the words “payment of a reasonable fee as the directors decide” in paragraph (c) shall be deleted and replaced by the words “payment of the expenses reasonably incurred by the Company in investigating evidence as the directors may determine”.

4.	Dividends

4.1	In respect of any Financial Year, the Company’s Available Profits will be applied as determined by the Board, acting with the Investor Director Consent.

4.2	Subject to the Act and these Articles, the Board may, provided Investor Majority Consent is given, pay interim dividends if justified by the Available Profits in respect of the relevant period.

5.	Votes in general meeting

5.1	The Series A Shares shall confer on each holder of Series A Shares the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

5.2	The Series B Shares shall confer on each holder of Series B Shares the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

5.3	The Ordinary Shares shall confer on each holder of Ordinary Shares the right to receive notice of and to attend, speak and vote at all general meetings of the Company.

5.4	Subject to Article 5.5 where Shares confer a right to vote, on a show of hands each holder of such shares who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative or by proxy shall have one vote and on a poll each such holder so present shall have one vote for each Share held by him.

5.5	Notwithstanding any other provision of these Articles: –

•	the Founder Ordinary 1 Shares shall upon a poll as a class confer upon the holders thereof such number of votes which equals at least 5% of all votes exercisable by all holders of Shares; and

•	the Founder Ordinary 2 Shares shall upon a poll as a class confer upon the holders thereof such number of votes which equals at least 5% of all votes exercisable by all holders of Shares.

6.	Conversion of Series A Shares, Series B Shares, Founder Ordinary 1 Shares and Founder Ordinary 2 Shares

6.1	Any holder of Series A Shares, Series B Shares, Founder Ordinary 1 Shares or Founder Ordinary 2 Shares shall be entitled, by notice in writing to the Company, to require conversion into Ordinary Shares of all of the Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares held by them at any time and those shares shall convert automatically on the date of such notice (the “Conversion Date”). The holder may in such notice, state that conversion of its Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares into Ordinary Shares is conditional upon the occurrence of particular events (the “Conditions”).

6.2	All of the Series A Shares, Series B Shares, Founder Ordinary 1 Shares and Founder Ordinary 2 Shares shall automatically convert into Ordinary Shares immediately prior to the closing of an IPO or, (i) in respect of the Series A Shares only, at the request of the holders of not less than 60% of the issued Series A Shares; (ii) in respect of the Series B Shares only, at the request of the holders of not less than 60% of the issued Series B Shares; (iii) in respect of the Founder Ordinary 1 Shares only, at the request of the holders of not less than 60% of the issued Founder Ordinary 1 Shares; and (iv) in respect of the Founder Ordinary 2 Shares only, at the request of the holders of not less than 60% of the issued Founder Ordinary 2 Shares.

6.3	In the case of (i) Article 6.1, at least five Business Days after the Conversion Date or (ii) in the case of Article 6.2, at least five Business Days prior to the closing of the IPO or relevant request being made, each holder of the relevant shares to be converted shall deliver the certificate (or an indemnity in a form reasonably satisfactory to the Board in respect of any lost certificate(s)) in respect of the shares being converted for such shares to the Company at its registered office for the time being.

6.4	Where conversion is mandatory on the closing of an IPO, that conversion will be effective only immediately prior to such IPO (and “Conversion Date” shall be construed accordingly) and, if such IPO does not become effective or does not take place, such conversion shall be deemed not to have occurred. In the event of a conversion under Article 6.1, if the Conditions have not been satisfied or waived by the relevant holder by the Conversion Date such conversion shall be deemed not to have occurred.

6.5	On the Conversion Date, the relevant Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares shall without further authority than is contained in these Articles stand converted into Ordinary Shares on the basis of one Ordinary Share for each Series A Share, one Ordinary Share for each Series B Share, one Ordinary Share for each Founder Ordinary 1 Share and one Ordinary Share for each Founder Ordinary 2 Share (the “Conversion Ratio”) held and the Ordinary Shares resulting from that conversion shall in all other respects rank pari passu with the existing issued Ordinary Shares.

6.6	Where Series B Shares are required to be converted on a one-for one basis into Ordinary Shares with a higher nominal value per share, the Directors shall be authorised to take all actions necessary to effect such conversion and in particular (but without prejudice to the foregoing) the Directors shall be authorised to:

(a)	(subject to the provisions of the Act) issue to each holder of Series B Shares an additional number of Series B Shares per share held, credited as fully paid up by way of capitalisation, with the amount required to pay up such Series B Shares to be appropriated, at the discretion of the Directors, from any of the sums standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve) or to the credit of the profit and loss account (or income statement) and capitalised by applying the same in paying up such shares; and

(b)	immediately thereafter consolidate, subdivide or consolidate and subdivide the Series B Shares in issue (including any additional Series B Shares issued pursuant to this Article 6.6) in order that the Series B Shares have the same nominal value as the Ordinary Shares.

6.7	The Conversion Ratio shall from time to time be adjusted in accordance with the provisions of this Article:

(a)	if Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares remain capable of being converted into new Ordinary Shares and there is a consolidation and/or sub-division of Ordinary Shares with no like consolidation and/or sub-division of the Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares, the Conversion Ratio shall be adjusted by an amount, which in the opinion of the Board (with Investor Majority Consent) is fair and reasonable, to maintain the right to convert so as to ensure that each Series A Shareholder, Series B Shareholder, Founder Ordinary 1 Shareholder and/or Founder Ordinary 2 Shareholder is in no better or worse position as a result of such consolidation or sub-division, such adjustment to become effective immediately after such consolidation or sub-division;

(b)	if Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares remain capable of being converted into Ordinary Shares, on an allotment of fully-paid Ordinary Shares pursuant to a capitalisation of profits or reserves to holders of Ordinary Shares with no like allotment of fully-paid Shares pursuant to a capitalisation of profits or reserves to the holders of the Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares, the Conversion Ratio shall be adjusted by an amount, which in the opinion of the Board (with Investor Majority Consent) is fair and reasonable, to maintain the right to convert so as to ensure that each Series A Shareholder, Series B Shareholder, Founder Ordinary 1 Shareholder and/or Founder Ordinary 2 Shareholder is in no better or worse position as a result of such capitalisation of profits or reserves, such adjustment to become effective as at the record date for such issue.

6.8	If any Series A Shareholder, Series B Shareholder, Founder Ordinary 1 Shareholder and/or Founder Ordinary 2 Shareholder becomes entitled to fractions of an Ordinary Share as a result of conversion (“Fractional Holders”), the Directors may (in their absolute discretion) deal with these fractions as they think fit on behalf of the Fractional Holders. In particular, the Directors may aggregate and sell the fractions to a person for the best price reasonably obtainable and distribute the net proceeds of sale in due proportions among the Fractional Holders or may ignore fractions or accrue the benefit of such fractions to the Company rather than the member. For the purposes of completing any such sale of fractions, the chairman of the Company or, failing him, the secretary will be deemed to have been appointed the Fractional Holder’s agent for the purpose of the sale.

6.9	If a doubt or dispute arises concerning an adjustment of the Conversion Ratio in accordance with Article 6.7, or if so requested by an Investor Majority, the Board shall refer the matter to the Auditors for determination who shall make available to all Shareholders their report and whose certificate as to the amount of the adjustment is, in the absence of manifest error, conclusive and binding on all concerned and their costs shall be met by the Company.

6.10	The Company shall on the Conversion Date enter the holder of the converted Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares on the register of members of the Company as the holder of the appropriate number of Ordinary Shares and, subject to the relevant holder delivering its certificate(s) (or indemnity) in respect of the Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares in accordance with this Article, the Company shall within 10 Business Days of the Conversion Date forward to such holder of Series A Shares, Series B Shares, Founder Ordinary 1 Shares and/or Founder Ordinary 2 Shares by post to his address shown in the register of members, free of charge, a definitive certificate for the appropriate number of fully paid Ordinary Shares.

7.	Anti-Dilution protection

7.1	If New Securities which are Shares are issued by the Company at a subscription price per New Security which equates to less than the Starting Price (a “Qualifying Issue”) (which in the event that the New Security is not issued for cash shall be a price certified by the Auditors acting as experts and not as arbitrators as being in their opinion the current cash value of the consideration for the allotment of the New Securities) then the Company shall, unless and to the extent that any of the holders of Series B Shares shall have specifically waived their rights under this Article in writing, offer (such offer, unless waived, to remain open for acceptance for not less than 15 Business Days) to each holder of Series B Shares (the “Exercising Investor”) the right to receive a number of new Series B Shares determined by applying the following formula (and rounding the product, N, down to the nearest whole share), subject to adjustment as certified in accordance with Article 7.3 (the “Anti-Dilution Shares”):

N = ((PIP/WA) x Z) – Z

Where:

N:	the number of Anti-Dilution Shares to be issued to the Exercising Investor.

DRP:	the price per share of the Qualifying Issue.

NS:	the number of New Securities issued pursuant to the Qualifying Issue.

PIP:	the Starting Price.

SC:	the number of shares in issue plus the aggregate number of shares in respect of which options to subscribe have been granted, or which are subject to convertible securities (including, but not limited to, warrants), in each case immediately prior to the Qualifying Issue.

WA:	(PIP x SC) + (DRP x NS)/ (SC + NS).

Z:	the number of Series B Shares held by the Exercising Investor before the Qualifying Issue.

7.2	The Anti-Dilution Shares shall:

(a)	be paid up by the automatic capitalisation of available reserves of the Company, unless and to the extent that the same shall be impossible or unlawful or a majority of the Exercising Investors shall agree otherwise, in which event the Exercising Investors shall be entitled to subscribe for the Anti-Dilution Shares in cash at par (being the par value approved in advance by the Board and the Investor Directors) and the entitlement of such Exercising Investors to Anti-Dilution Shares shall be increased by adjustment to the formula set out in Article 7.1 so that the Exercising Investors shall be in no worse position than if they had not so subscribed at par. In the event of any dispute between the Company and any Exercising Investor as to the effect of Article 7.1 or this Article 7.2, the matter shall be referred (at the cost of the parties as directed by the Auditor) to the Auditors for certification of the number of Anti-Dilution Shares to be issued. The Auditor’s certification of the matter shall in the absence of manifest error be final and binding on the Company and the Exercising Investor; and

(b)	subject to the payment of any cash payable pursuant to Article 7.2(a) (if applicable), be issued, credited fully paid up in cash and shall rank pari passu in all respects with the existing Equity Shares, within five Business Days of the expiry of the offer being made by the Company to the Exercising Investor and pursuant to Article 7.2(a).

7.3	In the event of any Bonus Issue or Reorganisation, the Starting Price shall also be subject to adjustment on such basis as may be agreed by the Company with the Investor Majority both acting reasonably and in good faith within 10 Business Days after any Bonus Issue or Reorganisation. If the Company and the Investor Majority cannot agree such adjustment it shall be referred to the Auditors whose determination shall, in the absence of manifest error, be final and binding on the Company and each of its Shareholders. The costs of the Auditors shall be borne by the Company.

8.	Variation of rights

8.1	Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any such class may only be varied or abrogated (either whilst the Company is a going concern or during or in contemplation of a winding-up) with the consent in writing of the holders of more than 65% in nominal value of the issued shares of that class save that the special rights attaching to the Series A Shares and Series B Shares may only be varied or abrogated with Investor Majority Consent.

8.2	Without prejudice to the generality of Article 8.1, the special rights attaching to the Series A Shares, the Series B Shares and the Ordinary Shares shall be deemed to be varied by the occurrence of the following events:

(a)	the amendment or repeal of any provision of, or addition of any provision to the Articles;

(b)	the alteration of the authorised or issued share capital of the Company or creation of any securities other than as referred to in Article 9.6;

(c)	the reduction of the amount standing to the credit of the share premium account or capital redemption reserve other than as expressly provided for in these Articles;

(d)	the approval of any merger, liquidation, dissolution or acquisition of the Company or sale of all or a substantial part of the business, undertaking or assets of the Company;

(e)	the purchase by the Company of any Shares;

(f)	the acquisition of any shares or other securities;

(g)	the making of any bonus issue of shares or debenture stock other than as referred to in Article 9.6;

(h)	the entering into of a voluntary winding-up;

(i)	the transferring of any profits to reserves or otherwise (save in the ordinary course of business) and the taking of any action (excluding payment of dividends) which will raise or may reduce the amount of the profits of the Company available for distribution;

(j)	any member of the Group doing any of the events described in paragraphs (a) to (i) above;

(k)	the Company or a member of the Group incurring any obligation to do any of the events described in paragraphs (a) to (i) above;

8.3	No voting rights attached to a share which is nil paid may be exercised at any general meeting, at any adjournment of it or at any poll called at or in relation to it unless all or some of the amounts payable to the Company in respect of that share have been paid.

9.	Allotment of new shares or other securities: pre-emption

9.1	Subject to the remaining provisions of this Article 9 and Article 8, the Directors are generally and unconditionally authorised for the purpose of section 551 of the Act to exercise any power of the Company to:

(a)	allot Shares; or

(b)	grant rights to subscribe for or convert any securities into Shares,

to any persons, at any times and subject to any terms and conditions as the Directors think proper, provided that:

(1)	this authority shall be limited to £760,769.20 in nominal value of shares including issued share capital of the Company immediately following the Date of Adoption;

(2)	this authority shall only apply insofar as the Company in general meeting has not waived or revoked it;

(3)	this authority may only be exercised for a period of five years commencing upon the Date of Adoption, save that the Directors may make an offer or agreement which would or might require Shares to be allotted or rights granted to subscribe for or convert any security into Shares after the expiry of such authority (and the Directors may allot Shares or grant such rights in pursuance of an offer or agreement as if such authority had not expired).

9.2	Not Used.

9.3	Where section 561 of the Act has been disapplied in respect of an allotment of New Securities, unless otherwise agreed by special resolution of each class of Share passed in general meeting (provided that the disapplication and/or waiver of any rights of pre-emption held by any member of the Scottish Enterprise Group under this Article 9.3 shall require their written consent), if the Company proposes to allot such New Securities those New Securities shall not be allotted to any person unless the Company has in the first instance offered them to the holders of Equity Shares on the same terms and at the same price as those New Securities are being offered to other persons on a pari passu and pro rata basis to the number of Shares held by those holders (as nearly as may be without involving fractions). The offer:

(a)	shall be in writing, give details of the number and subscription price of the New Securities; and

(b)	may stipulate that any Shareholder who wishes to subscribe for a number of New Securities in excess of the proportion to which each is entitled shall in their acceptance state the number of excess New Securities (“Excess Securities”) for which they wish to subscribe.

9.4

Any New Securities not accepted by Shareholders pursuant to the offer made to them in accordance with Article 9.3 shall be used for satisfying any requests for Excess Securities made pursuant to Article 9.3 in the first instance in relation to requests made by members holding Shares of the same class as the non accepting member and thereafter any remaining surplus, if any, to members holding Shares of a different class to the non accepting member and in the event that there are insufficient Excess Securities to satisfy such requests, the Excess Securities shall be allotted to the applicants on a pro rata basis to the number of the relevant class of Shares held by the applicants immediately prior to the offer made to Shareholders in accordance with Article 9.3 (as nearly as may be without involving fractions or increasing the number allotted to any Shareholder beyond that applied for by him) and after that allotment, any Excess Securities remaining shall be offered, subject to Article 9.5, to any other person as the Directors may determine at the same price and on the same terms as the offer to the Shareholders.

9.5	Subject to Articles 9.3 and 9.4 and to the provisions of section 551 of the Act, any New Securities shall be at the disposal of the Board who may allot, grant options over or otherwise dispose of them to any persons at those times and generally on the terms and conditions they think proper.

9.6	The provisions of Articles 9.3 to 9.5 shall not apply to:

(a)	options to subscribe for Shares under the Employee Share Option Plans or any Shares issued thereunder;

(b)	New Securities issued or granted in order for the Company to comply with its obligations under these Articles including, but not limited to the Anti-Dilution Shares;

(c)	New Securities issued as a result of a bonus issue of shares which has been approved in writing by an Investor Majority;

(d)	Shares or options for Shares issued or granted to the Investors in accordance with the terms of the Investment Agreement;

(e)	Series B Shares issued in accordance with Article 6.6; and

(f)	Shares (or fractions thereof) issued in accordance with Article 3.3.

9.7	No Shares shall be allotted to any Employee, Director, prospective Employee or prospective director of the Company unless such person has entered into a joint section 431 ITEPA election with the Company.

10.	Transfers of Shares – general

10.1	In Articles 10 to 18 inclusive, reference to the transfer of a Share includes the transfer or assignment of a beneficial or other interest in that Share or the creation of a trust or Encumbrance over that Share and reference to a Share includes a beneficial or other interest in a Share.

10.2	No Share may be transferred unless the transfer is made in accordance with these Articles.

10.3	If a Shareholder transfers or purports to transfer a Share otherwise than in accordance with these Articles he will be deemed immediately to have served a Transfer Notice in respect of all Shares held by him.

10.4	Any transfer of a Share by way of sale which is required to be made under Articles 12 to 18 (inclusive) will be deemed to include a warranty that the transferor sells with full title guarantee.

10.5	The Directors may refuse to register a transfer if:

(a)	it is a transfer of a Share to a bankrupt, a minor or a person of unsound mind;

(b)	the transfer is to an Employee, Director or prospective Employee or prospective director of the Company and such person has not entered in a joint section 431 ITEPA election with the Company;

(c)	it is a transfer of a Share which is not fully paid:

(i)	to a person of whom the Directors do not approve; or

(ii)	on which Share the Company has a lien;

(d)	the transfer is not lodged at the registered office or at such other place as the Directors may appoint;

(e)	the transfer is not accompanied by the certificate for the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(f)	the transfer is in respect of more than one class of Shares; or

(g)	the transfer is in favour of more than four transferees.

If the Directors refuse to register a transfer, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

10.6	The Directors may, as a condition to the registration of any transfer of shares in the Company (whether pursuant to a Permitted Transfer or otherwise), require the transferee to execute and deliver to the Company a deed agreeing to be bound by the terms of the Investment Agreement or any other shareholders’ agreement or similar document in force between some or all of the Shareholders and the Company in any form as the Directors may reasonably require (but not so as to oblige the transferee to have any obligations or liabilities greater than those of the proposed transferor under any such agreement or other document) and if any condition is imposed in accordance with this Article 10.6 the transfer may not be registered unless that deed has been executed and delivered to the Company’s registered office by the transferee.

10.7	To enable the Directors to determine whether or not there has been any disposal of shares in the capital of the Company (or any interest in shares in the capital of the Company) in breach of these Articles the Directors may require any holder or the legal personal representatives of any deceased holder or any person named as transferee in any transfer lodged for registration or any other person who the Directors or the Investor Directors may reasonably believe to have information relevant to that purpose, to furnish to the Company that information and evidence the Directors may request regarding any matter which they deem relevant to that purpose, including (but not limited to) the names, addresses and interests of all persons respectively having interests in the shares in the capital of the Company from time to time registered in the holder’s name. If the information or evidence is not provided to enable the Directors to determine to their reasonable satisfaction that no breach has occurred, or where as a result of the information and evidence the Directors are reasonably satisfied that a breach has occurred, the Directors shall immediately notify the holder of such shares in the capital of the Company in writing of that fact and the following shall occur:

(a)	the relevant shares shall cease to confer upon the holder of them (including any proxy appointed by the holder) any rights:

(i)	to vote (whether on a show of hands or on a poll and whether exercisable at a general meeting or at any separate meeting of the class in question) provided that such rights shall not cease if as a result of such cessation the Company shall become a Subsidiary of an Investor; or

(ii)	to receive dividends or other distributions (other than the amount they may be entitled to pursuant to the application of Article 4.2) otherwise attaching to those shares or to any further shares issued in respect of those shares; and

(b)	the holder may be required at any time following receipt of the notice to transfer some or all of its Shares to any person(s) at the price representing Fair Value for such Shares.

The rights referred to in (a) above may be reinstated by the Board subject to Investor Director Consent and shall in any event be reinstated upon the completion of any transfer referred to in (b) above.

10.8	In any case where the Board requires a Transfer Notice to be given in respect of any Shares, if a Transfer Notice is not duly given within a period of 10 Business Days of demand being made, a Transfer Notice shall be deemed to have been given at the expiration of that period. If a Transfer Notice is required to be given or is deemed to have been given under these Articles, the Transfer Notice will be treated as having specified that:

(a)	the Transfer Price for the Sale Shares will be as agreed between the Board (any director with whom the Seller is connected (within the meaning of section 252 of the Act) not voting) and the Seller, or, failing agreement within five Business Days after the date on which the Board becomes aware that a Transfer Notice has been deemed to have been given, will be the Fair Value of the Sale Shares;

(b)	it does not include a Minimum Transfer Condition (as defined in Article 12.2(d)); and

(c)	the Seller wishes to transfer all of the Shares held by it.

10.9	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of:

(a)	the transferor; and

(b)	(if any of the shares is partly or nil paid) the transferee.

11.	Permitted Transfers

11.1	A Shareholder (the “Original Shareholder”) may transfer all or any of his or its Shares to a Permitted Transferee and/or on and following an IPO (subject to any agreed upon lock-up) without restriction as to price or otherwise.

11.2	Where under the provision of a deceased Shareholder’s will or laws as to intestacy, the persons legally or beneficially entitled to any Shares, whether immediately or contingently, are Permitted Transferees of the deceased Shareholder, the legal representative of the deceased Shareholder may transfer any Share to those Permitted Transferees, in each case without restriction as to price or otherwise. Shares previously transferred as permitted by this Article 11.2 may be transferred by the transferee to any other Permitted Transferee of the Original Shareholder without restriction as to price or otherwise.

11.3

If a Permitted Transferee who was a Member of the same Group as the Original Shareholder ceases to be a Member of the same Group as the Original Shareholder, the Permitted Transferee must not later than five Business Days after the date on which the

Permitted Transferee so ceases, transfer the Shares held by it to the Original Shareholder or a Member of the same Group as the Original Shareholder (which in either case is not in liquidation) without restriction as to price or otherwise failing which it will be deemed to have given a Transfer Notice in respect of those Shares.

11.4	If a Permitted Transferee who was a Member of the same Fund Group as the Original Shareholder ceases to be a Member of the same Fund Group, the Permitted Transferee must not later than five Business Days after the date on which the Permitted Transferee so ceases, transfer the Shares held by it to the Original Shareholder or a Member of the same Fund Group as the Original Shareholder (which in either case is not in liquidation) without restriction as to price or otherwise failing which it will be deemed to give a Transfer Notice in respect of such Shares.

11.5	Trustees may (i) transfer Shares to a company in which they hold the whole of the share capital and which they control (a “Qualifying Company”) or (ii) transfer Shares to the Original Shareholder or to another Permitted Transferee of the Original Shareholder or (iii) transfer Shares to the new or remaining trustees upon a change of Trustees without restrictions as to price or otherwise.

11.6	No transfer of Shares may be made to Trustees unless the Board is satisfied:

(a)	with the terms of the trust instrument and in particular with the powers of the trustees;

(b)	with the identity of the proposed trustees;

(c)	the proposed transfer will not result in 50% or more of the aggregate of the Company’s equity share capital being held by trustees of that and any other trusts; and

(d)	that no costs incurred in connection with the setting up or administration of the Family Trust in question are to be paid by the Company.

11.7	If a company to which a Share has been transferred under Article 11.5, ceases to be a Qualifying Company it must within five Business Days of so ceasing, transfer the Shares held by it to the Trustees or to a Qualifying Company (any may do so without restriction as to price or otherwise) failing which it will be deemed to have given a Transfer Notice in respect of such Shares.

11.8	If a Permitted Transferee who is a spouse or Civil Partner of the Original Shareholder ceases to be a spouse or Civil Partner of the Original Shareholder whether by reason of divorce or otherwise he must, within 15 Business Days of so ceasing either:

(a)	execute and deliver to the Company a transfer of the Shares held by him to the Original Shareholder (or, to any Permitted Transferee of the Original Shareholder) for such consideration as may be agreed between them; or

(b)	give a Transfer Notice to the Company in accordance with Article 12.2,

failing which he shall be deemed to have given a Transfer Notice.

11.9

On the death (subject to Article 11.2), bankruptcy, liquidation, administrator or administrative receivership of a Permitted Transferee (other than a joint holder) his personal representatives or trustee in bankruptcy, or its liquidator, administrator or administrative receiver must within five Business Days after the date of the grant of probate, the making of the bankruptcy order or the appointment of the liquidator, administrator or the administrative receiver execute and deliver to the Company a transfer of the Shares held by the Permitted Transferee without restriction as to price or otherwise.

The transfer shall be to the Original Shareholder if still living (and not bankrupt or in liquidation) or, if so directed by the Original Shareholder, to any Permitted Transferee of the Original Shareholder. If the transfer is not executed and delivered within five Business Days of such period or if the Original Shareholder has died or is bankrupt or is in liquidation, administration or administrative receivership, the personal representative or trustee in bankruptcy or liquidator, administrator or administrative receiver will be deemed to have given a Transfer Notice.

11.10	Any Shares may at any time be transferred to a new Holding Company where there is a sale of the entire issued share capital of the Company to a Holding Company, which has been approved by a majority of the Board, including Investor Director Consent and on such sale the transferors receive share capital in the Holding Company as consideration.

11.11	The Directors may at any time transfer, or direct the transfer of, a fractional entitlement to a Share or a Share amalgamated from fractional entitlements pursuant to Articles 3.3 or 6.8 on behalf of one or more Shareholders, without restriction as to price or otherwise.

12.	Transfers of Shares subject to pre-emption rights

12.1	Save where the provisions of Articles 11, 16 and/or 18 apply, any transfer of Shares by a Shareholder shall be subject to the pre-emption rights contained in this Article 12.

12.2	A Shareholder who wishes to transfer Shares (a “Seller”) shall, except as otherwise provided in these Articles, before transferring or agreeing to transfer any Shares give notice in writing (a “Transfer Notice”) to the Company specifying:

(a)	the number of Shares which he wishes to transfer (the “Sale Shares”);

(b)	if he wishes to sell the Sale Shares to a third party, the name of the proposed transferee;

(c)	the price (in cash) at which he wishes to transfer the Sale Shares (which will be deemed to be Fair Value of the Sale Shares if no cash price is agreed between the Seller and the Board (including the Investor Directors) (the “Transfer Price”); and

(d)	whether the Transfer Notice is conditional on all or a specific number of the Sale Shares being sold to Shareholders (a “Minimum Transfer Condition”).

12.3	Except with the written consent of the Board acting by majority, no Transfer Notice once given or deemed to have been given under these Articles may be withdrawn.

12.4	A Transfer Notice constitutes the Company the agent of the Seller for the sale of the Sale Shares at the Transfer Price.

12.5	As soon as practicable following the later of:

(a)	receipt of a Transfer Notice; and

(b)	in the case where the Transfer Price has not been specified or the Transfer Notice is deemed to have been served, the determination of the Transfer Price under Article 13,

the Board shall offer the Sale Shares for sale to the Shareholders in the manner set out in Articles 12.6 to 12.8. Each offer must be in writing and give details of the number and Transfer Price of the Sale Shares offered.

12.6	Priority for offer of Sale Shares

(a)	If the Sale Shares are Series A Shares, the Sale Shares shall offered in the following priority:

(i)	first, to the Series A Shareholders;

(ii)	second, to the Series B Shareholders;

(iii)	third to the Ordinary Shareholders; and

(iv)	fourth as the Board shall determine, acting with Investor Director Consent,

in each case on the basis as set out in Article 12.7.

(b)	If the Sale Shares are Series B Shares, the Sale Shares shall offered in the following priority:

(i)	first, to the Series B Shareholders;

(ii)	second, to the Series A Shareholders;

(iii)	third to the Ordinary Shareholders; and

(iv)	fourth as the Board shall determine, acting with Investor Director Consent,

in each case on the basis as set out in Article 12.7.

(c)	If the Sale Shares are Ordinary Shares, the Sale Shares shall be offered in the following priority:

(i)	first, to the Ordinary Shareholders;

(ii)	second to the Series A Shareholders and Series B Shareholders; and

(iii)	third as the Board shall determine, acting with Investor Director Consent,

in each case on the basis as set out in Article 12.7.

12.7	Transfers: First Offer

(a)	The Board shall offer the Sale Shares pursuant to the Priority Rights to all shareholders specified in the offer other than the Seller (the “Continuing Shareholders”) inviting them to apply in writing within the period from the date of the offer to the date 15 Business Days after the offer (inclusive) (the “First Offer Period”) for the maximum number of Sale Shares they wish to buy.

(b)	If the Sale Shares are subject to a Minimum Transfer Condition then any allocation made under Articles 12.7 and 12.8 will be conditional on the fulfilment of the Minimum Transfer Condition.

(c)	If, at the end of the First Offer Period, the number of Sale Shares applied for is equal to or exceeds the number of Sale Shares, the Board shall allocate the Sale Shares to each Continuing Shareholder in the proportion (fractional entitlements being rounded to the nearest whole number) which his existing holding of the relevant class of Shares bears to the total number of the relevant class of Shares held by those Continuing Shareholders who have applied for Sale Shares but no allocation shall be made to a Shareholder of more than the maximum number of Sale Shares which he has stated he is willing to buy.

(d)	If not all Sale Shares are allocated in accordance with Article 12.7(c) but there are applications for Sale Shares that have not been satisfied those Sale Shares shall be allocated to the relevant applicant(s) in accordance with the procedure set out in Article 12.7(c).

(e)	If, at the end of the First Offer Period, the number of Sale Shares applied for is less than the number of Sale Shares, the Board shall allocate the Sale Shares to the Continuing Shareholders in accordance with their applications and the balance (the “Initial Surplus Shares”) will be dealt with in accordance with Article 12.8.

12.8	Transfers: Second Offer

(a)	At the end of the First Offer Period, the Board shall offer the Initial Surplus Shares to all the Continuing Shareholders inviting them to apply in writing within the period from the date of the offer to the date 15 Business Days after the date of the offer (inclusive) (the “Second Offer Period”) for the maximum number of the Initial Surplus Shares they wish to buy.

(b)	If, at the end of the Second Offer Period, the number of Initial Surplus Shares applied for exceeds the number of Initial Surplus Shares, the Board shall allocate the remaining Initial Surplus Shares to each Continuing Shareholder in the proportion (fractional entitlements being rounded to the nearest whole number) which his existing holding of Shares bears to the total number of Shares (including Sale Shares) held by those Continuing Shareholders who have applied during the Second Offer Period for Initial Surplus Shares but no allocation shall be made to a Shareholder of more than the maximum number of Initial Surplus Shares which he has stated he is willing to buy.

(c)	If, at the end of the Second Offer Period, the number of Initial Surplus Shares applied for is less than the number of Initial Surplus Shares, the Board shall allocate the Initial Surplus Shares to the Continuing Shareholders in accordance with their applications and the balance (the “Second Surplus Shares”) will be offered to any other person in accordance with Article 12.9(e).

12.9	Completion of transfer of Sale Shares

(a)	If the Transfer Notice includes a Minimum Transfer Condition and the total number of Shares applied for is less than the number of Sale Shares the Board shall notify the Seller and all those to whom Sale Shares have been conditionally allocated under Articles 12.7 and 12.8 stating the condition has not been met and that the relevant Transfer Notice has lapsed with immediate effect.

(b)	If:

(i)	the Transfer Notice does not include a Minimum Transfer Condition; and

(ii)	allocations have been made in respect of all the Sale Shares,

the Board shall, when no further offers are required to be made under Articles 12.7 and 12.8, give written notice of allocation (an “Allocation Notice”) to the Seller and each Shareholder to whom Sale Shares have been allocated (an “Applicant”) specifying the number of Sale Shares allocated to each Applicant and the place and time (being not less than 10 Business Days nor more than 20 Business Days after the date of the Allocation Notice) for completion of the transfer of the Sale Shares.

(c)	Upon service of an Allocation Notice, the Seller must, against payment of the Transfer Price, transfer the Sale Shares in accordance with the requirements specified in it.

(d)	If the Seller fails to comply with the provisions of Article 12.9(c):

(i)	the chairman of the Company or, failing him, one of the directors, or some other person nominated by a resolution of the Board, may on behalf of the Seller:

(A)	complete, execute and deliver in his name all documents necessary to give effect to the transfer of the relevant Sale Shares to the Applicants;

(B)	receive the Transfer Price and give a good discharge for it; and

(C)	(subject to the transfer being duly stamped) enter the Applicants in the register of Shareholders as the holders of the Shares purchased by them; and

(ii)	the Company shall pay the Transfer Price into a separate bank account in the Company’s name on trust (but without interest) for the Seller until he has delivered to the Company his certificate or certificates for the relevant Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate).

(e)	If an Allocation Notice does not relate to all the Sale Shares then, subject to Article 12.9(f), the Seller may, within eight weeks after service of the Allocation Notice, transfer the Second Surplus Shares to any person at a price at least equal to the Transfer Price provided that the sale of the Second Surplus Shares shall continue to be subject to any Minimum Transfer Conditions.

(f)	The right of the Seller to transfer Shares under Article 12.9(e) does not apply if the Board is of the opinion on reasonable grounds that:

(i)	the transferee is a person (or a nominee for a person) who the Board determines in their absolute discretion is a competitor with (or an Associate of a competitor with) the business of the Company or with a Subsidiary Undertaking of the Company;

(ii)	the sale of the Sale Shares is not bona fide or the price is subject to a deduction, rebate or allowance to the transferee; or

(iii)	the Seller has failed or refused to provide promptly information available to it or him and reasonably requested by the Board for the purpose of enabling it to form the opinion mentioned above.

12.10	Waiver of restrictions

The restrictions imposed by this Article may be waived in relation to any proposed transfer of Shares with Investor Director Consent and the consent of Shareholders who, but for the waiver, would or might have been entitled to have such shares offered to them in accordance with this Article.

13. Valuation of Shares

13.1	If a Transfer Notice does not specify a Transfer Price or, subject to Article 10.8, if a Transfer Notice is deemed to have been served then, upon service of the Transfer Notice or, in the case of the deemed service of a Transfer Notice, on the date on which the Board first has actual knowledge of the facts giving rise to such deemed service, the Board shall either:

(a)	appoint expert valuers in accordance with Article 13.2 (the “Expert Valuers”) to certify the Fair Value of the Sale Shares; or (if the Fair Value has been certified by Expert Valuers within the preceding 12 weeks)

(b)	specify that the Fair Value of the Sale Shares will be calculated by dividing any Fair Value so certified by the number of Sale Shares to which it related and multiplying such Fair Value by the number of Sale Shares the subject of the Transfer Notice.

13.2	The Expert Valuers will be either:

(a)	the Auditors where no objection is made; or (if so specified in the relevant Transfer Notice)

(b)	an independent firm of Chartered Accountants to be agreed between the Board and the Seller or failing agreement not later than the date 10 Business Days after the date of service of the Transfer Notice to be appointed by the then President of the Institute of Chartered Accountants in England and Wales on the application of either party.

13.3	The “Fair Value” of the Sale Shares shall be determined by the Expert Valuer on the following assumptions and bases:

(a)	valuing the Sale Shares as on an arm’s-length sale between a willing seller and a willing buyer;

(b)	if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

(c)	that the Sale Shares are capable of being transferred without restriction;

(d)	valuing the Sale Shares as a rateable proportion of the total value of all the issued Shares without any premium or discount being attributable to the percentage of the issued share capital of the Company which they represent; and

(e)	reflect any other factors which the Expert Valuers reasonably believe should be taken into account.

13.4	If any difficulty arises in applying any of these assumptions or bases then the Expert Valuers shall resolve that difficulty in whatever manner they shall in their absolute discretion think fit.

13.5	The Expert Valuers shall be requested to determine the Fair Value within 20 Business Days of their appointment and to notify the Board of their determination.

13.6	The Expert Valuers shall act as experts and not as arbitrators and their determination shall be final and binding on the parties (in the absence of fraud or manifest error).

13.7	The Board will give the Expert Valuers access to all accounting records or other relevant documents of the Company subject to them agreeing such confidentiality provisions as the Board may reasonably impose.

13.8	The Expert Valuers shall deliver their certificate to the Company. As soon as the Company receives the certificate it shall deliver a copy of it to the Seller. Unless the Sale Shares are to be sold under a Transfer Notice, which is deemed to have been served, the Seller may by notice in writing to the Company within five Business Days of the service on him of the copy certificate, cancel the Company’s authority to sell the Sale Shares.

13.9	The cost of obtaining the certificate shall be paid by the Company unless:

(a)	the Seller cancels the Company’s authority to sell; or

(b)	the sale is pursuant to a Transfer Notice which is deemed to have been served, and the Sale Price certified by the Expert Valuers is less than the price (if any) offered by the directors to the Seller for the Sale Share before Expert Valuer was instructed, in which case the Seller shall bear the cost.

14.	Compulsory transfers – general

14.1	A person entitled to a Share in consequence of the bankruptcy of a Shareholder shall be deemed to have given a Transfer Notice in respect of that Share at a time determined by the Directors.

14.2	If a Share remains registered in the name of a deceased Shareholder for longer than one year after the date of his death the Directors may require the legal personal representatives of that deceased Shareholder either:

(a)	to effect a Permitted Transfer of such Shares (including for this purpose an election to be registered in respect of the Permitted Transfer); or

(b)	to show to the satisfaction of the Directors that a Permitted Transfer will be effected before or promptly upon the completion of the administration of the estate of the deceased Shareholder.

If either requirement in this Article 14.2 shall not be fulfilled to the satisfaction of the Directors a Transfer Notice shall be deemed to have been given in respect of each such Share save to the extent that, the Directors may otherwise determine.

14.3	If a Shareholder which is a company, either suffers or resolves for the appointment of a liquidator, administrator or administrative receiver over it or any material part of its assets, the relevant Shareholder shall be deemed to have given a Transfer Notice in respect of all the shares held by the relevant Shareholder save to the extent that, and at a time, the Directors may determine.

14.4	If there is a change in control (as control is defined in section 1124 of the CTA 2010) of any Shareholder which is a company, it shall be bound at any time, if and when required in writing by the Directors to do so, to give (or procure the giving in the case of a nominee) a Transfer Notice in respect of all the Shares registered in its and their names and their respective nominees’ names save that, in the case of the Permitted Transferee, it shall first be permitted to transfer those Shares back to the original Shareholder from whom it received its Shares or to any other Permitted Transferee before being required to serve a Transfer Notice. This Article 14.4 shall not apply to a member that is an Investor.

15.	Compulsory transfer – employees

15.1	If any Employee ceases:-

(a)	by reason of being a Bad Leaver to be an Employee prior to the end of the Relevant Period the relevant Employee shall, be deemed to have given a Transfer Notice in respect of all the Employee Shares and Existing Option Shares held by them on the Effective Termination Date. In such circumstances the Transfer Price shall be the lower of Fair Value and the nominal value of those Shares;

(b)	by reason of being a Leaver to be an Employee prior to the end of the Relevant Period the relevant Employee shall be deemed to have given a Transfer Notice in respect of all the Employee Shares held by them on the Effective Termination Date. In such circumstances the Transfer Price shall be the lower of Fair Value and the nominal value of the Employee Shares; and

(c)	by reason of being a Good Leaver to be an Employee prior to the end of the Relevant Period the relevant Employee shall be deemed to have given a Transfer Notice in respect of all the Employee Shares held by them on the Effective Termination Date. In such circumstances the Transfer Price shall be Fair Value.

15.2	For the purposes of this Article, the Priority Rights shall be such that the Employee Shares are offered in the following order of priority:

(i)	first, to the Shareholders;

(ii)	second, as the Board shall determine, acting with Investor Director Consent,

in each case on the basis as set out in Article 12.7.

15.3	All voting rights attached to Employee Shares held by an Employee (the “Restricted Member”), if any, shall at the time he ceases to be an Employee be suspended unless the Board and the Investor Majority notify him otherwise.

15.4	Any Employee Shares whose voting rights are suspended pursuant to Article 15.3 (“Restricted Shares”) shall confer on the holders of Restricted Shares the right to receive a notice of and attend all general meetings of the Company but shall have no right to vote either in person or by proxy. Voting rights suspended pursuant to Article 15.3 shall be automatically restored immediately prior to an IPO. If a Restricted Member transfers any Restricted Shares in the Company in accordance with these Articles all voting rights attached to the Restricted Shares so transferred shall upon completion of the transfer (as evidenced by the transferee’s name being entered in the Company’s register of members) automatically be restored.

16.	Mandatory Offer on a Change of Control

16.1	Except in the case of Permitted Transfers and transfers pursuant to Articles 14 and 15, after going through the pre-emption procedure in Article 12, the provisions of Article 16.2 will apply if one or more Proposed Sellers propose to transfer in one or a series of related transactions any Equity Shares (the “Proposed Transfer”) which would, if put into effect, result in any Proposed Purchaser (and Associates of his or persons Acting in Concert with him) acquiring a Controlling Interest in the Company.

16.2	A Proposed Seller must, before making a Proposed Transfer procure the making by the Proposed Purchaser of an offer (the “Offer”) to the other Shareholders to acquire all of the Company’s Equity Shares for a consideration per share the value of which is at least equal to the Specified Price (as defined in Article 16.7).

16.3	The Offer must be given by written notice (a “Proposed Sale Notice”) at least 20 Business Days (the “Offer Period”) prior to the proposed sale date (“Proposed Sale Date”). The Proposed Sale Notice must set out, to the extent not described in any accompanying documents, the identity of the Proposed Purchaser, the purchase price and other terms and conditions of payment, the Proposed Sale Date and the number of Shares proposed to be purchased by the Proposed Purchaser (the “Proposed Sale Shares”).

16.4	If any other holder of Equity Shares is not given the rights accorded him by this Article, the Proposed Sellers will not be entitled to complete their sale and the Company will not register any transfer intended to carry that sale into effect.

16.5	If the Offer is accepted by any Shareholder (an “Accepting Shareholder”) within the Offer Period, the completion of the Proposed Transfer will be conditional upon the completion of the purchase of all the Shares held by Accepting Shareholders.

16.6	The Proposed Transfer is subject to the pre-emption provisions of Article 12.2 but the purchase of the Accepting Shareholders’ shares shall not be subject to Article 12.

16.7	For the purpose of this Article:

(a)	the expression “transfer” and “purchaser” shall include the renunciation of a renounceable letter of allotment and the renouncee under any such letter of allotment respectively;

(b)	the expression “Specified Price” shall mean in respect of each Share a sum in cash equal to the highest price per Share offered or paid by the Proposed Purchaser:

(i)	in the Proposed Transfer; or

(ii)	in any related or previous transaction by the Proposed Purchaser or any person Acting in Concert with the Proposed Purchaser in the 12 months preceding the date of the Proposed Transfer,

plus an amount equal to the Relevant Sum, as defined in Article 16.7(c), of any other consideration (in cash or otherwise) paid or payable by the Proposed Purchaser or any other person Acting in Concert with the Proposed Purchaser, which having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for the Shares (the “Supplemental Consideration”);

(c)	Relevant Sum = C ÷ A

where: A = number of Equity Shares being sold in connection with the relevant Proposed Transfer;

      C = the Supplemental Consideration.

17.	Not Used

18.	Drag-along

18.1	If the holders of 65% of the Shares (the “Selling Shareholders”) acting with Investor Majority Consent wish to transfer all their interest in Shares (the “Sellers’ Shares”) to a Proposed Purchaser acting in good faith, the Selling Shareholders shall have the option (the “Drag Along Option”) to require all the other holders of Shares (the “Called Shareholders”) to sell and transfer all their Shares to the Proposed Purchaser or as the Proposed Purchaser shall direct in accordance with the provisions of this Article.

18.2	The Selling Shareholders may exercise the Drag Along Option by giving a written notice to that effect (a “Drag Along Notice”) to the Company which the Company shall forthwith copy to the Called Shareholders at any time before the transfer of the Sellers’ Shares to the Proposed Purchaser. A Drag Along Notice shall specify that the Called Shareholders are required to transfer all their Shares (the “Called Shares”) under this Article, the person to whom they are to be transferred, the consideration for which the Called Shares are to be transferred (calculated in accordance with this Article) and the proposed date of transfer.

18.3	Drag Along Notices shall be irrevocable but will lapse if for any reason there is not a sale of the Sellers’ Shares by the Selling Shareholders to the Proposed Purchaser within 40 Business Days after the date of service of the Drag Along Notice. The Selling Shareholders shall be entitled to serve further Drag Along Notices following the lapse of any particular Drag Along Notice.

18.4	The consideration (in cash or otherwise) for which the Called Shareholders shall be obliged to sell each of the Called Shares shall not be less than the Specified Price and will attribute an equal value to each Share (including the Sellers’ Shares) to be acquired by the Proposed Purchaser.

18.5	No Drag Along Notice may require a Called Shareholder to agree to any terms except those specifically provided for in this Article.

18.6	Within five Business Days of the Selling Shareholders serving a Drag Along Notice on the Called Shareholders, the Called Shareholders shall deliver stock transfer forms for their Shares in favour of the Proposed Purchaser or as the Proposed Purchaser shall direct, together with the relevant share certificate(s) (or a suitable indemnity in lieu thereof) to the Company. On the expiration of that five Business Day period the Company shall pay the Called Shareholders, on behalf of the Proposed Purchaser, the amounts they are due pursuant to Article 18.4 to the extent the Proposed Purchaser has put the Company in the requisite funds. The Company’s receipt for the amounts due pursuant to Article 18.4 shall be a good discharge to the Purchaser. The Company shall hold the amounts due to the Called Shareholders pursuant to Article 18.4 in trust for the Called Shareholders without any obligation to pay interest.

18.7	To the extent that the Proposed Purchaser has not, on the expiration of such five Business Day period, put the Company in funds to pay the amounts due pursuant to Article 18.4, the Called Shareholders shall be entitled to the return of the stock transfer forms and share certificate (or suitable indemnity) for the relevant Shares and the Called Shareholders shall have no further rights or obligations under this Article 18 in respect of their Shares.

18.8	If a Called Shareholder fails to deliver stock transfer forms and share certificates (or suitable indemnity) for its Shares to the Company upon the expiration of that five Business Day period, the Directors shall, if requested by the Proposed Purchaser, authorise any Director to transfer the Called Shareholder’s Shares on the Called Shareholder’s behalf to the Proposed Purchaser (or its nominee(s)) to the extent the Proposed Purchaser has, at the expiration of that five Business Day period, put the Company in funds to pay the amounts due pursuant to Article 18.4 for the Called Shareholder’s Shares offered to him. The Board shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Called Shareholder shall surrender his share certificate for his Shares (or provide a suitable indemnity) to the Company. On surrender, he shall be entitled to the amount due to him pursuant to Article 18.4.

18.9	Any transfer of Shares to a Proposed Purchaser (or as they may direct) pursuant to a sale in respect of which a Drag Along Notice has been duly served shall not be subject to the provisions of Article 12.

18.10

On any person, following the issue of a Drag Along Notice, becoming a Shareholder of the Company pursuant to the exercise of a pre-existing option to acquire shares in the Company or pursuant to the conversion of any convertible security of the Company (a “New Shareholder”), a Drag Along Notice shall be deemed to have been served on the New Shareholder on the same terms as the previous Drag Along Notice who shall then be bound to sell and transfer all Shares so acquired to the Proposed Purchaser or as the Proposed Purchaser may direct and the provisions of this Article shall apply with the necessary changes to the New Shareholder except that completion of the sale of the Shares shall take place immediately on the Drag Along Notice being deemed served on the New Shareholder.

19.	General meetings

19.1	If the Directors are required by the Shareholders under section 303 of the Act to call a general meeting, the Directors shall convene the meeting for a date not later than 28 days after the date on which the Directors became subject to the requirement under section 303 of the Act.

19.2	The provisions of section 318 of the Act shall apply to the Company save that if a quorum is not present at any meeting adjourned for the reason referred to in article 41 of the Model Articles, then, provided that the Qualifying Person present holds or represents the holder of at least 50 per cent in nominal value of the Series A Shares and Series B Shares, any resolution agreed to by such Qualifying Person shall be as valid and effectual as if it had been passed unanimously at a general meeting of the Company duly convened and held.

19.3	If any two or more Shareholders (or Qualifying Persons representing two or more Shareholders) attend the meeting in different locations, the meeting shall be treated as being held at the location specified in the notice of the meeting, save that if no one is present at that location so specified, the meeting shall be deemed to take place where the largest number of Qualifying Persons is assembled or, if no such group can be identified, at the location of the chairman.

19.4	If a demand for a poll is withdrawn under article 44(3) of the Model Articles, the demand shall not be taken to have invalidated the result of a show of hands declared before the demand was made and the meeting shall continue as if the demand had not been made.

19.5	Polls must be taken in such manner as the chairman directs. A poll demanded on the election of a chairman or on a question of adjournment must be held immediately. A poll demanded on any other question must be held either immediately or at such time and place as the chairman directs not being more than 14 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

19.6	No notice need be given of a poll not held immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

19.7	If the poll is to be held more than 48 hours after it was demanded the Shareholders shall be entitled to deliver Proxy Notices in respect of the poll at any time up to 24 hours before the time appointed for taking that poll. In calculating that period, no account shall be taken of any part of a day that is not a working day.

20.	Proxies

20.1	Paragraph (c) of article 45(1) of the Model Articles shall be deleted and replaced by the words: “is signed by or on behalf of the shareholder appointing the proxy and accompanied by any the authority under which it is signed (or a certified copy of such authority or a copy of such authority in some other way approved by the directors)”.

20.2	The instrument appointing a proxy and any authority under which it is signed or a certified copy of such authority or a copy in some other way approved by the Directors may:

(a)	be sent or supplied in hard copy form, or (subject to any conditions and limitations which the Board may specify) in electronic form, to the registered office of the

Company or to such other address (including electronic address) as may be specified for this purpose in the notice convening the meeting or in any instrument of proxy or any invitation to appoint a proxy sent or supplied by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(b)	be delivered at the meeting or adjourned meeting at which the person named in the instrument proposes to vote to the chairman or to the company secretary or to any Director; or

(c)	in the case of a poll, be delivered at the meeting at which the poll was demanded to the chairman or to the company secretary or to any Director, or at the time and place at which the poll is held to the Chairman or to the company secretary or to any Director or scrutineer, and an instrument of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

21.	Directors’ borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property and uncalled capital and to issue debentures, debenture stock and other securities as security for any debt, liability of obligation of the Company or of any third party.

22.	Alternate Directors

22.1	Notwithstanding any provision of these Articles to the contrary, any person appointed as a Director (the “Appointer”) may appoint any director or any other person as he thinks fit to be his alternate Director to:

(a)	exercise that Director’s powers; and

(b)	carry out that Director’s responsibilities in relation to the taking of decisions by the Directors in the absence of the alternate’s Appointor.

The appointment of an alternate Director shall not require approval by a resolution of the Directors.

22.2	Any appointment or removal of an alternate must be effected by notice in writing to the Company signed by the Appointor, or in any other manner approved by the Directors.

22.3	The notice must:

(a)	identify the proposed alternate; and

(b)	in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the Director giving the notice.

22.4	An alternate Director may act as an alternate to more than one Director and has the same rights, in relation to any Directors’ meeting (including as to notice) or Directors’ written resolution, as the alternate’s Appointor.

22.5	Except as these Articles specify otherwise, alternate directors:

(a)	are deemed for all purposes to be Directors;

(b)	are liable for their own acts and omissions;

(c)	are subject to the same restrictions as their Appointors; and

(d)	are not deemed to be agents of or for their Appointors,

and, in particular (without limitation), each alternate director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his Appointor is a member.

22.6	A person who is an alternate Director but not a Director:

(a)	may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s Appointor is not participating); and

(b)	may sign a Directors’ written resolution (but only if his Appointor is an Eligible Director in relation to that decision, but does not participate).

No alternate may be counted as more than one Director for such purposes.

22.7	A Director who is also an alternate Director is entitled, in the absence of his Appointor, to a separate vote on behalf of each Appointor, in addition to his own vote on any decision of the Directors (provided that his Appointor is an Eligible Director in relation to that decision).

22.8	An alternate Director is not entitled to receive any remuneration from the company for serving as an alternate Director, except such part of the alternate’s Appointor’s remuneration as the Appointor may direct by notice in writing made to the Company.

22.9	An alternate Director’s appointment as an alternate shall terminate:

(a)	when the alternate’s Appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

(b)	on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s Appointor, would result in the termination of the Appointor’s appointment as a Director;

(c)	on the death of the alternate’s Appointor; or

(d)	when the alternate’s Appointor’s appointment as a Director terminates.

23.	Number of Directors

Unless and until the Company shall otherwise determine by ordinary resolution, the number of Directors shall be not less than two.

24.	Appointment of Directors

24.1	Sofinnova Partners shall be entitled to nominate one person to act as a Director of the Company by notice in writing addressed to the Company from time to time and the other holders of Shares shall not vote their Shares so as to remove that Director from office. Sofinnova Partners shall be entitled to remove their nominated Director so appointed at any time by notice in writing to the Company served at its registered office and appoint another person to act in his place.

24.2

Sofinnova Ventures shall be entitled to nominate one person to act as a Director of the Company by notice in writing addressed to the Company from time to time and the other holders of Shares shall not vote their Shares so as to remove that Director from office.

Sofinnova Ventures shall be entitled to remove their nominated Director so appointed at any time by notice in writing to the Company served at its registered office and appoint another person to act in his place.

24.3	Morningside shall be entitled to nominate one person to act as a Director of the Company by notice in writing addressed to the Company from time to time and the other holders of Shares shall not vote their Shares so as to remove that Director from office. Morningside shall be entitled to remove their nominated Director so appointed at any time by notice in writing to the Company served at its registered office and appoint another person to act in his place.

24.4	An appointment or removal of a Director under this Article 24 will take effect at and from the time when the notice is received at the registered office of the Company or produced to a meeting of the directors of the Company.

24.5	The Directors appointed pursuant to this Article 24 shall be entitled at their request to be appointed to any committee of the Board established from time to time and to the board of directors of any Subsidiary Undertaking.

24.6	For so long as any member of the Scottish Enterprise Group holds any Shares, Scottish Enterprise shall be entitled, following prior consultation with the board of the Company (subject to Article 24.8), to appoint one director of the Company and shall be entitled to remove and, following prior consultation with the board of the Company (subject to Article 24.8), replace any such director so appointed, and to have any director so appointed, appointed to any committee of the Board established from time to time and to the board of directors of any Subsidiary Undertaking.

24.7	For so long as any member of the Alida Group holds any Shares, the members of the Alida Group holding Shares shall (acting by majority in nominal value) be entitled, following prior consultation with the board of the Company (subject to Article 24.8), to appoint one director of the Company and shall be entitled to remove and, following prior consultation with the board of the Company (subject to Article 24.8), replace any such director so appointed, and to have any director so appointed, appointed to any committee of the Board established from time to time and to the board of directors of any Subsidiary Undertaking.

24.8	Where the Board believe, acting reasonably, that any proposed appointee pursuant to Article 24.6 or 24.7 has or may have a conflict of interest or competing interests to his proposed role as director and the relevant appointor still wishes to make the appointment such appointment shall require the approval of the Board, such approval not to be unreasonably withheld. For the avoidance of doubt, if the Board decline so to approve any appointee then the appointor is entitled to appoint an alternative appointee and to do so as often as is necessary until an appointee of that appointor is approved by the Board.

25.	Disqualification of Directors

In addition to that provided in article 18 of the Model Articles, the office of a Director shall also be vacated (other than in the case of the Investor Directors) if he is convicted of a criminal offence (other than a minor motoring offence) and the Directors resolve that his office be vacated.

26.	Proceedings of Directors

26.1

The quorum for Directors’ meetings shall be two Directors who must include the Investor Directors (save that where a Relevant Interest of an Investor Director is being authorised by other Directors in accordance with section 175(5)(a) of the Act, such Investor Director and any other interested Director shall not be included for the purpose of such authorisation but shall be included for the purpose of forming the quorum). If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or at such time and place as determined by the Directors present at such meeting and the provisions of this Article 26.1 shall apply accordingly.

26.2	In the event that a meeting of the Directors is attended by a Director who is acting as alternate for one or more other Directors, the Director or Directors for whom he is the alternate shall be counted in the quorum despite their absence, and if on that basis there is a quorum the meeting may be held despite the fact (if it is the case) that only one Director is physically present.

26.3	If all the Directors participating in a meeting of the Directors are not physically in the same place, the meeting shall be deemed to take place where the largest group of participators in number is assembled. In the absence of a majority the location of the chairman shall be deemed to be the place of the meeting.

26.4	Notice of a Directors’ meeting need not be given to Directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company at any time before or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

26.5	Provided (if these Articles so require) that he has declared to the Directors, in accordance with the provisions of these Articles, the nature and extent of his interest (and subject to any restrictions on voting or counting in a quorum imposed by the Directors in authorising a Relevant Interest, a Director may vote at a meeting of the Directors or of a committee of the Directors on any resolution concerning a matter in which he has an interest, whether a direct or an indirect interest, or in relation to which he has a duty and shall also be counted in reckoning whether a quorum is present at such a meeting.

26.6	Questions arising at any meeting of the Directors shall be decided by a majority of votes. In the case of any equality of votes, the chairman shall not have a second or casting vote.

26.7	If the Chairman of the Board has not been appointed within six months of the Date of Adoption or within six months of the resignation of a Chairman two or more of the non-executive Directors of the Company at that relevant time shall be entitled to appoint a Chairman by notice in writing addressed to the Company. Article 12 of the Model Articles shall be modified accordingly. This Article 26.7 is without prejudice to the Board’s right to appoint the Chairman otherwise.

26.8	A decision of the Directors may take the form of a resolution in writing, where each Eligible Director has signed one or more copies of it, or to which each Eligible Director has otherwise indicated agreement in writing (including confirmation given by electronic means). Reference in article 7(1) of the Model Articles to article 8 of the Model Articles shall be deemed to include a reference to this Article also.

27.	Directors’ interests

Specific interests of a Director

27.1	Subject to the provisions of the Act and provided (if these Articles so require) that he has declared to the Directors in accordance with the provisions of these Articles, the nature and extent of his interest, a Director may (save as to the extent not permitted by law from time to time), notwithstanding his office, have an interest of the following kind:

(a)	where a Director (or a person connected with him) is party to or in any way directly or indirectly interested in, or has any duty in respect of, any existing or proposed contract, arrangement or transaction with the Company or any other undertaking in which the Company is in any way interested;

(b)	where a Director (or a person connected with him) is a director, employee or other officer of, or a party to any contract, arrangement or transaction with, or in any way interested in, any body corporate promoted by the Company or in which the Company is in any way interested;

(c)	where a Director (or a person connected with him) is a shareholder in the Company or a shareholder in, employee, director, member or other officer of, or consultant to, a Parent Undertaking of, or a Subsidiary Undertaking of a Parent Undertaking of, the Company;

(d)	where a Director (or a person connected with him) holds and is remunerated in respect of any office or place of profit (other than the office of auditor) in respect of the Company or body corporate in which the Company is in any way interested;

(e)	where a Director is given a guarantee, or is to be given a guarantee, in respect of an obligation incurred by or on behalf of the Company or any body corporate in which the Company is in any way interested;

(f)	where a Director (or a person connected with him or of which he is a member or employee) acts (or any body corporate promoted by the Company or in which the Company is in any way interested of which he is a director, employee or other officer may act) in a professional capacity for the Company or any body corporate promoted by the Company or in which the Company is in any way interested (other than as auditor) whether or not he or it is remunerated for this;

(g)	an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest; or

(h)	any other interest authorised by ordinary resolution.

Interests of an Investor Director

27.2	In addition to the provisions of Article 27.1, subject to the provisions of the Act and provided (if these Articles so require) that he has declared to the Directors in accordance with the provisions of these Articles, the nature and extent of his interest, where a Director is an Investor Director he may (save as to the extent not permitted by law from time to time), notwithstanding his office, have an interest arising from any duty he may owe to, or interest he may have as an employee, director, trustee, member, partner, officer or representative of, or a consultant to, or direct or indirect investor (including without limitation by virtue of a carried interest, remuneration or incentive arrangements or the holding of securities) in:

(a)	an Investor Fund Manager;

(b)	any of the funds advised or managed by an Investor Fund Manager from time to time; or

(c)	another body corporate or firm in which an Investor Fund Manager or any fund advised by such Fund Manager has directly or indirectly invested, including without limitation any portfolio companies.

Interests of which a Director is not aware

27.3	For the purposes of this Article 27, an interest of which a Director is not aware and of which it is unreasonable to expect him to be aware shall not be treated as an interest of his.

Accountability of any benefit and validity of a contract

27.4	In any situation permitted by this Article 27 (save as otherwise agreed by him) a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from that situation and no such contract, arrangement or transaction shall be avoided on the grounds of any such interest or benefit.

Terms and conditions of Board authorisation

27.5	Subject to Article 27.6, any authority given in accordance with section 175(5)(a) of the Act in respect of a Director (“Interested Director”) who has proposed that the Directors authorise his interest (“Relevant Interest”) pursuant to that section may, for the avoidance of doubt:

(a)	be given on such terms and subject to such conditions or limitations as may be imposed by the authorising Directors as they see fit from time to time, including, without limitation:

(i)	restricting the Interested Director from voting on any resolution put to a meeting of the Directors or of a committee of the Directors in relation to the Relevant Interest;

(ii)	restricting the Interested Director from being counted in the quorum at a meeting of the Directors or of a committee of the Directors where such Relevant Interest is to be discussed; or

(iii)	restricting the application of the provisions in Articles 28.7 and 28.8, so far as is permitted by law, in respect of such Interested Director;

(b)	be withdrawn, or varied at any time by the Directors entitled to authorise the Relevant Situation as they see fit from time to time; and

subject to Article 27.6, an Interested Director must act in accordance with any such terms, conditions or limitations imposed by the authorising Directors pursuant to section 175(5)(a) of the Act and this Article 27.

Director’s duty of confidentiality to a person other than the Company

27.6	Subject to Article 27.8 (and without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 27), if a Director, otherwise than by virtue of his position as director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required:

(a)	to disclose such information to the Company or to any Director, or to any officer or employee of the Company; or

(b)	otherwise to use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director.

27.7	Where such duty of confidentiality arises out of a situation in which a Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 27.7 shall apply only if the conflict arises out of a matter which falls within Article 27.1 or Article 27.2 or has been authorised under section 175(5)(a) of the Act.

Additional steps to be taken by a Director to manage a conflict of interest

27.8	Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation:

(a)	absenting himself from any discussions, whether in meetings of the Directors or otherwise, at which the relevant situation or matter falls to be considered; and

(b)	excluding himself from documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information.

Requirement of a Director is to declare an interest

27.9	Subject to section 182 of the Act, a Director shall declare the nature and extent of any interest permitted by Article 27.1 or Article 27.2 at a meeting of the Directors, or by general notice in accordance with section 184 (notice in writing) or section 185 (general notice) of the Act or in such other manner as the Directors may determine, except that no declaration of interest shall be required by a Director in relation to an interest:

(a)	falling under Article 27.1(g);

(b)	if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or

(c)	if, or to the extent that, it concerns the terms of his service contract (as defined by section 227 of the Act) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles.

Shareholder approval

27.10	Subject to section 239 of the Act, the Company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of this Article 27.

27.11	For the purposes of this Article 27:

(a)	a conflict of interest includes a conflict of interest and duty and a conflict of duties;

(b)	the provisions of section 252 of the Act shall determine whether a person is connected with a Director;

(c)	a general notice to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified.

28.	Notices

28.1	Subject to the requirements set out in the Act, any notice given or document sent or supplied to or by any person under these Articles, or otherwise sent by the Company under the Act, may be given, sent or supplied:

(a)	in hard copy form;

(b)	in electronic form; or

(c)	(by the Company) by means of a website (other than notices calling a meeting of Directors),

or partly by one of these means and partly by another of these means.

Notices shall be given and documents supplied in accordance with the procedures set out in the Act, except to the extent that a contrary provision is set out in this Article 28.

Notices in hard copy form

28.2	Any notice or other document in hard copy form given or supplied under these Articles may be delivered by hand or sent by first class post (airmail if overseas):

(a)	to the Company or any other company at its registered office; or

(b)	to the address notified to or by the Company for that purpose; or

(c)	in the case of an intended recipient who is a member or his legal personal representative or trustee in bankruptcy, to such member’s address as shown in the Company’s register of members; or

(d)	in the case of an intended recipient who is a Director or alternate, to his address as shown in the register of Directors; or

(e)	to any other address to which any provision of the Companies Acts (as defined in the Act) authorises the document or information to be sent or supplied; or

(f)	where the Company is the sender, if the Company is unable to obtain an address falling within one of the addresses referred to in (a) to (e) above, to the intended recipient’s last address known to the Company.

28.3	Any notice or other document in hard copy form given or supplied under these Articles shall be deemed to have been served and be effective:

(a)	if delivered, at the time of delivery;

(b)	if sent by first class post (airmail if overseas), on receipt or 24 hours after the time it was posted, whichever occurs first.

The provisions of s. 1147 (5) of the Act shall be dis-applied for the purposes of this Article 28.3.

Notices in electronic form

28.4	Subject to the provisions of the Act, any notice or other document in electronic form given or supplied under these Articles may:

(a)	if sent by fax or email (provided that a fax number or an address for email has been notified to or by the Company for that purpose either generally or specifically), be sent by the relevant form of communication to that address;

(b)	if delivered or sent by first class post (airmail if overseas) in an electronic form (such as sending a disk by post), be so delivered or sent as if in hard copy form under Article 28.2; or

(c)	be sent by such other electronic means (as defined in section 1168 of the Act) and to such address(es) as the Company may specify:

(i)	on its website from time to time; or

(ii)	by notice (in hard copy or electronic form) to all members of the Company from time to time.

28.5	Any notice or other document in electronic form given or supplied under these Articles shall be deemed to have been served and be effective:

(a)	if sent by facsimile or email (where a fax number or an address for email has been notified to or by the Company for that purpose either generally or specifically), on the day it was sent;

(b)	if posted in an electronic form, on receipt or 48 hours after the time it was posted, whichever occurs first;

(c)	if delivered in an electronic form, at the time of delivery; and

(d)	if sent by any other electronic means as referred to in Article 28.4(c), at the time such delivery is deemed to occur under the Act.

The provisions of s. 1147 (5) of the Act shall be dis-applied for the purposes of this Article 28.5.

28.6	Where the Company is able to show that any notice or other document given or sent under these Articles by electronic means was properly addressed with the electronic address supplied by the intended recipient, the giving or sending of that notice or other document shall be effective notwithstanding any receipt by the Company at any time of notice either that such method of communication has failed or of the intended recipient’s non-receipt.

Notice by means of a website

28.7	Subject to the provisions of the Act, any notice or other document or information to be given, sent or supplied by the Company to Shareholders under these Articles may be given, sent or supplied by the Company by making it available on the Company’s website.

General

28.8	In the case of joint holders of a share all notices shall be given to the joint holder whose name stands first in the register of members of the Company in respect of the joint holding (the “Primary Holder”). Notice so given shall constitute notice to all the joint holders.

28.9	Anything agreed or specified by the Primary Holder in relation to the service, sending or supply of notices, documents or other information shall be treated as the agreement or specification of all the joint holders in their capacity as such (whether for the purposes of the Act or otherwise).

28.10	Subject to Article 28.15, no notice, document or other information shall be deemed served on or delivered to any member of the Scottish Enterprise Group if such service or delivery is by facsimile or electronic means via e-mail or a website.

28.11	Subject to Article 28.15, any notice, document or other information served or delivered to any member of the Scottish Enterprise Group shall be delivered to Atrium Court, 50 Waterloo Street, Glasgow, G2 6HQ, or such other principal place of business as Scottish Enterprise may notify from time to time and marked for the attention of The Head of Transactions with a copy sent to the Head of Portfolio Management at the same address.

28.12	Subject to Article 28.15, no notice, document or other information shall be deemed served on or delivered to Morningside in (i) hard copy; or (ii) posted in electronic form unless it is sent by guaranteed overnight courier delivery to the addresses provided by Morningside for that purpose, and deemed delivered when received by Morningside, and this Article 28 shall be amended accordingly.

28.13	Subject to Article 28.15, no notice, document or other information shall be deemed served on or delivered to Sofinnova Ventures if such service or delivery is by email or other electronic communication (including a website).

28.14	Subject to Article 28.15, any notice, document or other information served or delivered to Sofinnova Ventures shall be delivered by post or fax to 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025, Fax: 650-322-2037 and marked for the attention of Hooman Shahlavi, with a copy via email (not constituting notice) to Daniel Oates at doates@omm.com.

28.15	Notwithstanding any other provision of these Articles, Articles 28.10 to 28.14 (inclusive) shall not apply in respect of any notice of general meeting issued by or on behalf of the Company.

29.	Indemnities and insurance

29.1	Subject to the provisions of and so far as may be permitted by, the Act:

(a)	every Director or other officer of the Company (excluding the Company’s auditors) shall be entitled to be indemnified by the Company (and the Company shall also be able to indemnify directors of any associated company (as defined in section 256 of the Act)) out of the Company’s assets against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office, provided that no director of the Company or any associated company is indemnified by the Company against:

(i)	any liability incurred by the director to the Company or any associated company; or

(ii)	any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirements of a regulatory nature; or

(iii)	any liability incurred by the director:

(A)	in defending any criminal proceedings in which he is convicted;

(B)	in defending civil proceedings brought by the Company or any associated company in which final judgment (within the meaning set out in section 234 of the Act) is given against him; or

(C)	in connection with any application under sections 661(3) or 661(4) or 1157 of the Act (as the case may be) for which the court refuses to grant him relief,

save that, in respect of a provision indemnifying a director of a company (whether or not the Company) that is a trustee of an occupational pension scheme (as that term is used in section 235 of the Act) against liability incurred in connection with that company’s activities as trustee of the scheme, the Company shall also be able to indemnify any such director without the restrictions in Articles 29.1(a)(i), 29.1(a)(iii)(B) and 29.1(a)(iii)(C) applying;

(b)	the Directors may exercise all the powers of the Company to purchase and maintain insurance for any such Director or other officer against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company, or any associated company including (if he is a director of a company which is a trustee of an occupational pension scheme) in connection with that company’s activities as trustee of an occupational pension scheme.

29.2	The Company shall (at the cost of the Company) effect and maintain for each Director policies of insurance insuring each Director against risks in relation to his office as each director may reasonably specify including without limitation, any liability which by virtue of any rule of law may attach to him in respect of any negligence, default of duty or breach of trust of which he may be guilty in relation to the Company.

30.	Data Protection

30.1	Each of the Shareholders and Directors consent to the processing of their personal data by the Company, the Shareholders and Directors (each a “Recipient”) for the purpose of due diligence exercises, compliance with applicable laws, regulations and procedures and the exchange of information among themselves. A Recipient may process the personal data either electronically or manually. The personal data which may be processed under this Article shall include any information which may have a bearing on the prudence or commercial merits of investing, or disposing of any shares (or other investment or security) in the Company. Other than as required by law, court order or other regulatory authority, that personal data may not be disclosed by a Recipient or any other person except to a Member of the same Group (“Recipient Group Companies”) and to employees, directors and professional advisers of that Recipient or the Recipient Group Companies and funds managed by any of the Recipient Group Companies. Each of the Shareholders and Directors consent to the transfer of relevant personal data to persons acting on behalf of the Recipient and to the offices of any Recipient both within and outside the European Economic Area for the purposes stated above, where it is necessary or desirable to do so.

31.	Secretary

Subject to the provisions of the Act, the Directors may appoint a secretary for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

32.	Lien

32.1	Subject to the provisions of the Act, the Company shall have a first and paramount lien (the “Company’s Lien”) over every Share not fully paid for all and any indebtedness of any holder of it to the Company (whether a sole holder or one of two or more joint holders), whether or not that indebtedness or liability is in respect of the Shares concerned and whether or not it is presently payable.

32.2	The Company’s Lien over a Share:

(a)	shall take priority over any third party’s interest in that Share; and

(b)	extends to any dividend or other money payable by the Company in respect of that Share and (if the lien is enforced and the Share is sold by the Company) the proceeds of sale of that Share.

The Directors may at any time decide that a Share which is, or would otherwise be, subject to the Company’s Lien shall not be subject to it, either wholly or in part.

32.3	Subject to the provisions of this Article 32, if:

(a)	a notice complying with Article 32.4 (a “Lien Enforcement Notice”) has been given by the Company in respect of a Share; and

(b)	the person to whom the notice was given has failed to comply with it,

the Company shall be entitled to sell that Share in such manner as the Directors decide.

32.4	A Lien Enforcement Notice:

(a)	may only be given by the Company in respect of a Share which is subject to the Company’s Lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

(b)	must specify the Share concerned;

(c)	must require payment of the sum payable within 14 days of the notice;

(d)	must be addressed either to the holder of the Share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise; and

(e)	must state the Company’s intention to sell the Share if the notice is not complied with.

32.5	Where any Share is sold pursuant to this Article 32:

(a)	the Directors may authorise any person to execute an instrument of transfer of the Share to the purchaser or a person nominated by the purchaser; and

(b)	the transferee shall not be bound to see to the application of the consideration, and the transferee’s title shall not be affected by any irregularity in or invalidity of the process leading to the sale.

32.6	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

(a)	first, in payment of so much of the sum for which the lien exists as was payable at the date of the Lien Enforcement Notice;

(b)	secondly, to the person entitled to the Share at the date of the sale, but only after the certificate for the Share sold has been surrendered to the Company for cancellation or an indemnity in a form reasonably satisfactory to the Directors has been given for any lost certificate, and subject to a lien equivalent to the Company’s Lien for any money payable (whether or not it is presently payable) as existing upon the Share before the sale in respect of all Shares registered in the name of that person (whether as the sole registered holder or as one of several joint holders) after the date of the Lien Enforcement Notice.

32.7	A statutory declaration by a Director or the company secretary that the declarant is a Director or the company secretary and that a Share has been sold to satisfy the Company’s Lien on a specified date:

(a)	shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share; and

(b)	subject to compliance with any other formalities of transfer required by these Articles or by law, shall constitute a good title to the Share.

33.	Call Notices

33.1	Subject to these Articles and the terms on which Shares are allotted, the Directors may send a notice (a “Call Notice”) to a Shareholder requiring the Shareholder to pay the Company a specified sum of money (a “call”) which is payable to the Company by that Shareholder when the Directors decide to send the Call Notice.

33.2	A Call Notice:

(a)	may not require a Shareholder to pay a call which exceeds the total sum unpaid on that Shareholder’s Shares (whether as to the Share’s nominal value or any sum payable to the Company by way of premium);

(b)	shall state when and how any call to which it relates it is to be paid; and

(c)	may permit or require the call to be paid by instalments.

33.3	A Shareholder shall comply with the requirements of a Call Notice, but no Shareholder shall be obliged to pay any call before 14 days have passed since the notice was sent.

33.4	Before the Company has received any call due under a Call Notice the Directors may:

(a)	revoke it wholly or in part; or

(b)	specify a later time for payment than is specified in the Call Notice, by a further notice in writing to the Shareholder in respect of whose Shares the call is made.

33.5	Liability to pay a call shall not be extinguished or transferred by transferring the Shares in respect of which it is required to be paid. Joint holders of a Share shall be jointly and severally liable to pay all calls in respect of that Share.

33.6	Subject to the terms on which Shares are allotted, the Directors may, when issuing Shares, provide that Call Notices sent to the holders of those Shares may require them to:

(a)	pay calls which are not the same; or

(b)	pay calls at different times.

33.7	A Call Notice need not be issued in respect of sums which are specified, in the terms on which a Share is issued, as being payable to the Company in respect of that Share (whether in respect of nominal value or premium):

(a)	on allotment;

(b)	on the occurrence of a particular event; or

(c)	on a date fixed by or in accordance with the terms of issue.

33.8	If the due date for payment of such a sum as referred to in Article 33.7 has passed and it has not been paid, the holder of the Share concerned shall be treated in all respects as having failed to comply with a Call Notice in respect of that sum, and shall be liable to the same consequences as regards the payment of interest and forfeiture.

33.9	If a person is liable to pay a call and fails to do so by the Call Payment Date (as defined below):

(a)	the Directors may issue a notice of intended forfeiture to that person; and

(b)	until the call is paid, that person shall be required to pay the Company interest on the call from the call payment date at the Relevant Rate (as defined below).

33.10	For the purposes of Article 33.9:

(a)	the “Call Payment Date” shall be the time when the call notice states that a call is payable, unless the Directors give a notice specifying a later date, in which case the “Call Payment Date” is that later date;

(b)	the “Relevant Rate” shall be:

(i)	the rate fixed by the terms on which the Share in respect of which the call is due was allotted;

(ii)	such other rate as was fixed in the Call Notice which required payment of the call, or has otherwise been determined by the Directors; or

(iii)	if no rate is fixed in either of these ways, five per cent. a year,

provided that the Relevant Rate shall not exceed by more than five percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998(a).

33.11	The Directors may waive any obligation to pay interest on a call wholly or in part.

33.12	The Directors may accept full payment of any unpaid sum in respect of a Share despite payment not being called under a Call Notice.

34.	Forfeiture of Shares

34.1	A notice of intended forfeiture:

(a)	may be sent in respect of any Share in respect of which a call has not been paid as required by a Call Notice;

(b)	shall be sent to the holder of that Share or to a person entitled to it by reason of the holder’s death, bankruptcy or otherwise;

(c)	shall require payment of the call and any accrued interest [and all expenses that may have been incurred by the Company by reason of such non-payment] by a date which is not fewer than 14 days after the date of the notice;

(d)	shall state how the payment is to be made; and

(e)	shall state that if the notice is not complied with, the Shares in respect of which the call is payable will be liable to be forfeited.

34.2	If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, then the Directors may decide that any Share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited Shares and not paid before the forfeiture.

34.3	Subject to these Articles, the forfeiture of a Share extinguishes:

(a)	all interests in that Share, and all claims and demands against the Company in respect of it; and

(b)	all other rights and liabilities incidental to the Share as between the person whose Share it was prior to the forfeiture and the Company.

34.4	Any Share which is forfeited in accordance with these Articles:

(a)	shall be deemed to have been forfeited when the Directors decide that it is forfeited;

(b)	shall be deemed to be the property of the Company; and

(c)	may be sold, re-allotted or otherwise disposed of as the Directors think fit.

34.5	If a person’s Shares have been forfeited then:

(a)	the Company shall send that person notice that forfeiture has occurred and record it in the register of members;

(b)	that person shall cease to be a Shareholder in respect of those Shares;

(c)	that person shall surrender the certificate for the Shares forfeited to the Company for cancellation;

(d)	that person shall remain liable to the Company for all sums payable by that person under the Articles at the date of forfeiture in respect of those Shares, including any interest (whether accrued before or after the date of forfeiture); and

(e)	the Directors shall be entitled to waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

34.6	At any time before the Company disposes of a forfeited Share, the Directors shall be entitled to decide to cancel the forfeiture on payment of all calls and interest [and expenses] due in respect of it and on such other terms as they think fit.

34.7	If a forfeited Share is to be disposed of by being transferred, the Company shall be entitled to receive the consideration for the transfer and the Directors shall be entitled to authorise any person to execute the instrument of transfer.

34.8	A statutory declaration by a Director or the company secretary that the declarant is a Director or the company secretary and that a Share has been forfeited on a specified date:

(a)	shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share; and

(b)	subject to compliance with any other formalities of transfer required by the Articles or by law, constitutes a good title to the Share.

34.9	A person to whom a forfeited Share is transferred shall not be bound to see to the application of the consideration (if any) nor shall that person’s title to the Share be affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the Share.

34.10	If the Company sells a forfeited Share, the person who held it prior to its forfeiture shall be entitled to receive the proceeds of such sale from the Company, net of any commission, and excluding any sum which:

(a)	was, or would have become, payable; and

(b)	had not, when that Share was forfeited, been paid by that person in respect of that Share,

but no interest shall be payable to such a person in respect of such proceeds and the Company shall not be required to account for any money earned on such proceeds.

35.	Surrender of Shares

35.1	A Shareholder shall be entitled to surrender any Share:

(a)	in respect of which the Directors issue a notice of intended forfeiture;

(b)	which the Directors forfeit; or

(c)	which has been forfeited.

The Directors shall be entitled to accept the surrender of any such Share.

35.2	The effect of surrender on a Share shall be the same as the effect of forfeiture on that Share.

35.3	The Company shall be entitled to deal with a Share which has been surrendered in the same way as a Share which has been forfeited.